Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                           GREENMAN TECHNOLOGIES, INC.

     FIRST. The name of the Corporation is:

GREENMAN TECHNOLOGIES, INC.

     SECOND. The address of its registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is eleven million (11,000,000) shares, consisting of (i) ten million (10,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) one million (1,000,000) shares of Preferred Stock, $1.00 par value per share ("Preferred Stock"). The Preferred Stock shall consist of 500,000 shares of Class A Convertible Preferred Stock, $1.00 par value per share, (the "Class A Preferred") and 500,000 shares of undesignated Preferred Stock, $1.00 par value per share.

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by this Board of Directors upon any issuance of the Preferred Stock of any series.
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     2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings) There shall be no cumulative voting.

     3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C. CLASS A CONVERTIBLE PREFERRED RTOCK.

     The following powers, preferences and relative participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, Class A Preferred shall be as follows:


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     1. Dividends and Distributions.

            1A. Dividends. When and as any dividend or distribution is declared or paid by the Corporation on the Common Stock at any time prior to the conversion of all of the outstanding Shares, whether payable in cash, property, securities or rights to acquire securities, the holders of Class A Preferred will be entitled to participate with the holders of Common Stock in such dividend or distribution as set forth in this paragraph 1A. At the time such dividend or distribution is payable to the holders of Common Stock, the Corporation will pay each holder of Class A Preferred a portion of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock obtainable upon conversion of such holder's Class A Preferred. To the extent any dividends or distributions payable on any Class A Preferred are not paid, the amount of such dividends or distributions will be added to the Liquidation Value of such Class A Preferred and will remain a part thereof until such dividends or distributions are paid. The provisions of this subparagraph 1A shall not apply to dividends or distributions payable in shares of Common Stock or in Options or Convertible Securities (as defined in paragraph 5 of this Part
C) or any other dividend or distribution, if the declaration, distribution or payment thereof has resulted or will result in an adjustment to the Conversion Price of Class A Preferred under paragraph 5 of this Part C.

            1B. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then declared with respect to the Class A Preferred, such payment will be distributed ratably among the holders of the Class A Preferred based upon the aggregate declared but unpaid dividends on the Class A Preferred held by each such holder.

     2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Class A Preferred will be entitled to be paid pro rata, before any distribution or payment is made upon any shares of Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all shares of Class A Preferred outstanding, and the holders of the shares of Class A Preferred will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of shares of Class A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the shares of Class A Preferred held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 45 days prior to the payment date stated therein, to each record holder of Class A Preferred. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 2.


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

     3. Redemption. Neither the Corporation nor any Subsidiary will redeem or otherwise acquire any Class A Preferred, except as otherwise expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Class A Preferred on the basis of the number of Class A Preferred owned by each such holder.

     4. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, or in the Certificate of Incorporation of the Corporation, or as otherwise required by law, the Class A Preferred shall have no voting rights. The foregoing notwithstanding, approval, by affirmative vote or written consent, of holders of at least a majority of the outstanding Shares of Class A Preferred shall be required for any of the following transactions:
(a) any amendment to the Articles of Incorporation of the Corporation or to these Articles of Amendment if such amendment would alter the aggregate number of authorized shares, or the par value, of the Class A Preferred, or would adversely affect the powers, preferences or rights of the shares of Class A Preferred, or (b) any issuance by the Corporation of equity securities having a dividend or liquidation preference senior to, or on a parity with, the Class A Preferred. On all matters where holders of the Class A Preferred are entitled to vote, each holder of Class A Preferred shall be entitled to the number of votes equal to the largest integral number of shares of Common Stock into which such holder's shares of Class A Preferred could be converted, as of the record date, in the case of a meeting, or the effective date of any consent given in lieu of a meeting.

     5. Conversion.

            5A. Conversion Procedure.

                  (i) At any time commencing six (6) months after the Corporation's initial public offering or earlier with the Corporation's prior written consent, any holder of Class A Preferred may convert all or any portion of the Class A Preferred (including any fraction of a Share) held by such holder into a number of shares of Common Stock and Redeemable Class A Common stock Purchase Warrants (the "Warrants") computed by multiplying the number of Class A Preferred to be converted by one (1) in the case of the Common Stock and by two
(2) in the case of the Warrants and dividing each result by the Conversion Price then in effect.

                  (ii) Each conversion of Class A Preferred will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A Preferred to be converted have been surrendered at the principal office of the Corporation or its transfer agent, if any. At such time as such conversion has been effected, the rights of the holder of such Class A Preferred as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.


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

                  (iii) As soon as possible after a conversion has been effected (but in any event within seven business days in the case of subparagraph (a) below), the Corporation will deliver to the converting holder;

                        (a) certificates representing the number of shares of Common Stock and Warrants issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                        (b) payment in an amount equal to all declared but unpaid dividends, if any, with respect to each Share converted plus the amount payable under subparagraph (vi) below with respect to such conversion; and

                        (c) a certificate representing any Class A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (iv) The issuance of certificates for shares of Common Stock and Warrants upon conversion of Class A Preferred will be made without charge to the holders of such Class A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Share, the corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

                  (v) The Corporation will not close its books against the transfer of Class A Preferred or of Common stock or Warrants issued or issuable upon conversion of Class A Preferred in any manner which interferes with the timely conversion of the Class A Preferred.

                  (vi) If any fractional interest in a share of Common Stock or Warrants would, except for the provisions of this subparagraph (vi), be deliverable upon any conversion of the Class A Preferred, the Corporation, in lieu of delivering the fractional share or Warrant therefor, will pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

            5B. Conversion Price. The initial Conversion Price of the Class A Preferred will be $1.00.

            5C. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a


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

smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

            5D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an Organic Change. Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Class A Preferred then outstanding) to insure that each of the holders of Class A Preferred will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Class A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Class A Preferred immediately prior to such Organic Change In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Class A Preferred then outstanding) to insure that the provisions of this paragraph 5 will thereafter be applicable to the Class A Preferred (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Class A Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Class A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            5E. Notices.

                  (i) Immediately upon any adjustment of the Conversion Price, the corporation will give written notice thereof to all holders of Class A Preferred.

                  (ii) The Corporation will give written notice to all holders of Class A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.


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

                  (iii) The Corporation will also give written notice to the holders of Class A Preferred at least 20 days prior to the date on which any Organic Change will take place.

     6. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Class A Preferred. Upon the surrender of any certificate representing Class A Preferred at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Class A Preferred represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Class A Preferred as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

     7. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A Preferred, and in the case of any such lose, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class A Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     8. Definitions. As used in Part C of this Article FOURTH, the following terms shall have the following meanings:

     "Common Stock" means the Corporation's Common Stock, par value $.01 per share, and for purposes other than the conversion of Class A Preferred into Common stock, includes any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Junior Securities" means any of the Corporation's equity securities other than the Class A Preferred.

     "Liquidation Value" of any Share as of any particular date will be equal to the sum of $1.00 plus any declared and unpaid dividends on such Share added to the Liquidation Value of such Share pursuant to paragraph 1A and not paid. The Liquidation Value shall be subject to equitable adjustment in the event of a stock dividend, stock split combination, reorganization or other similar event involving the Class A Preferred.


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

     "Person" means an individual, a partnership, a corporation, an association, a Joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

     "Warrants" means the Corporation's Redeemable Class A Common Stock Purchase Warrants that are to be issued in connection with the Corporation's initial public offering of its securities that are the subject of a Form SB-2 Registration Statement under the Securities Act of 1933, as amended, File No. 33-86138.

     9. Amendment and Waiver.

     No amendment, modification or waiver will be binding or effective with respect to any provision of these Articles of Amendment without the prior written consent of the holders of a majority of the Class A Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior written consent of the holders of a majority of the Class A Preferred then outstanding.

     10. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

     FIFTH. The name and mailing address of the sole incorporator are as follows:

NAME                                    MAILING ADDRESS
----                                    ---------------
John A. Piccione, Esq.                  Epstein Becker & Green, P.C.
                                        75 State Street
                                        Boston, Massachusetts 02109

     SIXTH. The Corporation is to have perpetual existence.

     SEVENTH. In furtherance of and not in limitation of powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the Corporation.


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

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or the by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the beat interests of the corporation.

     EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of


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

stockholders, of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH. To the maximum extent permitted by Section 102(b) (7) of the General Corporation Law of Delaware, a director of this corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     TENTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment it if it is ultimately determined that such person is not entitled to indemnification under this Article.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article TENTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall


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

inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other person serving the Corporation, and such rights may be equivalent to, or greater or lees than, those set forth in this Article.

     ELEVENTH. Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator named hereinbefore, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and, accordingly, has hereunto set his hand this 27th day of June, 1995.

                                        /s/ John A. Piccione
                                        Sole Incorporator


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                              CERTIFICATE OF MERGER

                                       OF

                           GREENMAN TECHNOLOGIES, INC.
                            (an Arkansas corporation)

                                  WITH AND INTO

                           GREENMAN TECHNOLOGIES, INC.
                            (a Delaware corporation)

     The undersigned hereby certifies as follows:

     1. GreenMan Technologies, Inc. ("GMT-DE") is a corporation organized and existing under the laws of the State of Delaware and has 10,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $1.00 per value per share. The Certificate of Incorporation of GMT-DE shall remain in full force and effect.

     2. GreenMan Technologies, Inc. ("GMT-AR") is a corporation organized and existing under the laws of the Sate of Arkansas and has authorized 10,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $1.00 par value per share.

     3. The laws of the State of Arkansas permit the merger of a corporation of another jurisdiction with and into a corporation of that jurisdiction.

     4 (a). The laws of the State of Delaware permit the merger of a corporation of that jurisdiction with and into a corporation of another jurisdiction.

     4 (b). The merger between GMT-DE and GMT-AR has been adopted, approved, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the Delaware General Corporation Law.

     5. GMT-AR hereby merges with and into GMT-DE, with GMT-DE as the surviving corporation and the Certificate of Incorporation of the surviving corporation shall be that of GMT-DE.

     6. In connection with the consummation of such merger, the name of the surviving entity is "GreenMan Technologies, Inc."

     7. The executed Agreement of Merger by and between the GMT-DE and GMT-AR is on file at the principal place of business of the surviving corporation and will be furnished to any stockholder of GMT-DE or GMT-AR on request and without cost to the stockholder.

     8. The following is a copy of the resolutions adopted on June 29, 1995 by the sole stockholder of GMT-DE approving the merger of GMT-AR with and into GMT-DE:

RESOLVED: That the Corporation approve, adopt and enter into the Agreement of Merger (the "Agreement") attached hereto as Exhibit A, between the Corporation and GreenMan Technologies, Inc., an Arkansas corporation ("GMT-AR"), providing for the merger of GMT-AR with and into the Corporation, such merger to be effective upon the date of filing the Articles of Merger with the State of Arkansas and the Certificate of Merger with the State of Delaware.

RESOLVED: That any director, president, treasurer, vice president, secretary and assistant secretary of the Corporation, and each of them acting singly, be and hereby is authorized to execute and deliver in the name and on behalf of the Corporation and if requested under its corporate seal, (i) the Agreement in substantially the form attached hereto, which such changes therein as may be approved by the officer or officers executing the same, the execution thereof to be conclusive evidence of such approval, and (ii) any related certificate of merger in such form as may be approved by the officer or officers executing the same, the execution thereof to be conclusive evidence of such approval.

RESOLVED: That any director, president, treasurer, vice president, secretary and assistant secretary, and each of them acting singly, be and hereby is authorized and directed to execute and deliver any agreements, instruments and documents and to take such other action as he or she shall determine to be necessary or appropriate to carry out the purpose of the foregoing resolutions; and that the execution and delivery of any such agreement, instrument, or document, and the taking of any such other action by any of them, shall be conclusive evidence that the same was authorized and ratified hereby.

     9. The following is a copy of the written action by the sole director of GMT-DE approving the merger of GMT-AR with and into GMT-DE, such resolutions adopted on June 29, 1995:

RESOLVED: That this Corporation, acting in its own behalf, approve, adopt and enter into the Agreement of Merger (the "Agreement") attached hereto as Exhibit A, between the Corporation and GreenMan Technologies, Inc., an Arkansas corporation ("GMT-AR"), providing for the merger of GMT-AR with and into this Corporation, such merger to be effective upon the date of filing the Articles of Merger with the State of Arkansas and the Certificate of Merger with the State of Delaware.

RESOLVED: That any director, president, treasurer, vice president, secretary and assistant secretary of this Corporation, and each of them acting singly, be and hereby is authorized to execute and deliver in the name and on behalf of this Corporation and if requested under its corporate seal, (i) the Agreement in substantially the form attached hereto, which such changes therein as may be approved by the officer or officers executing the same, the execution thereof to be conclusive evidence of such approval, and (ii) any related certificate of merger in such form as may be approved by the officer or officers executing the same, the execution thereof to be conclusive evidence of such approval.

RESOLVED: That any director, president, treasurer, vice president, secretary and assistant secretary, and each of them acting singly, be and hereby is authorized and directed to execute and deliver any agreements, instruments and documents and to take such other action as he or she shall determine to be necessary or appropriate to carry out the purpose of the foregoing resolutions; and that the execution and delivery of any such agreement, instrument, or document, and the taking of any such other action by any of them, shall be conclusive evidence that the same was authorized and ratified hereby.

     10. The following is a copy of the resolutions adopted on April 20, 1995 by the stockholders of GMT-AR approving the merger of GMT-AR with and into GMT-DE by a vote of 1,090,000 shares voting in favor, which constituted a majority of the shares of Common Stock outstanding on that date:

RESOLVED: That in connection with the Corporation's initial public offering, it is deemed to be in the Corporation's best interest to reincorporate in the State of Delaware and that the Corporation approve, adopt and enter into the Agreement of Merger (the "Agreement") attached hereto as Exhibit A, between the Corporation and GreenMan Technologies, Inc., a Delaware corporation ("GMT-DE"), providing for the merger of the Corporation with and into GMT-DE, such merger to be effective upon the date of filing the Articles of Merger with the State of Arkansas and the Certificate of Merger with the State of Delaware.

RESOLVED: That any director, president, treasurer, vice president, secretary and assistant secretary of the Corporation, and each of them acting singly, be and hereby is authorized to execute and deliver in the name and on behalf of the Corporation and if requested under its corporate seal, (i) the Agreement in substantially the form attached hereto, which such changes therein as may be approved by the officer or officers executing the same, the execution thereof to be conclusive evidence of such approval, and
          (ii) any related certificate of merger in such form as may be approved by the officer or officers executing the same, the execution thereof to be conclusive evidence of such approval.

RESOLVED: That any director, president, treasurer, vice president, secretary and assistant secretary, and each of them acting singly, be and hereby is authorized and directed to execute and deliver any agreements, instruments and documents and to take such other action as he or she shall determine to be necessary or appropriate to carry out the purpose of the foregoing resolutions; and that the execution and delivery of any such agreement, instrument, or document, and the taking of any such other action by any of them, shall be conclusive evidence that the same was authorized and ratified hereby.

     11. The following is a copy of the written action by the directors of GMT-AR approving the merger of GMT-AR with and into GMT-DE, such resolutions adopted on April 20, 1995:

RESOLVED: That in connection with the Corporation's initial public offering, it is deemed to be in the Corporation's best interest to reincorporate in the State of Delaware and that this Corporation, acting in its own behalf, approve, adopt and enter into the Agreement of Merger (the "Agreement") attached hereto as Exhibit A, between the Corporation and GreenMan Technologies, Inc., a Delaware corporation ("GMT-DE"), providing for the merger of the Corporation with and into GMT-DE, such merger to be effective upon the date of filing the Articles of Merger with the State of Delaware and the Certificate of Merger with the State of Delaware.

RESOLVED: That any director, president, treasurer, vice president, secretary and assistant secretary of this Corporation, and each of them acting singly, be and hereby is authorized to execute and deliver in the name and on behalf of this Corporation and if requested under its corporate seal, (i) the Agreement in substantially the form attached hereto, which such changes therein as may be approved by the officer or officers executing the same, the execution thereof to be conclusive evidence of such approval, and (ii) any related certificate of merger in such form as may be approved by the officer or officers executing the same, the execution thereof to be conclusive evidence of such approval.

RESOLVED: That any director, president, treasurer, vice president, secretary and assistant secretary, and each of them acting singly, be and hereby is authorized and directed to execute and deliver any agreements, instruments and documents and to take such other action as he or she shall determine to be necessary or appropriate to carry out the purpose of the foregoing resolutions; and that the execution and delivery of any such agreement, instrument, or document, and the taking of any such other action by any of them, shall be conclusive evidence that the same was authorized and ratified hereby.

     EXECUTED on the 29th day of June, 1995.

                                        GREENMAN TECHNOLOGIES, INC.

                                        By: /s/ James F. Barker
                                            James F. Barker, President

ATTEST:

/s/ John A. Piccione
John A. Piccione

                           GREENMAN TECHNOLOGIES, INC.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                AND RIGHTS OF CLASS B CONVERTIBLE PREFERRED STOCK

     The undersigned officers of GreenMan Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has duly adopted a resolution providing for certain powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of certain shares of Class B Convertible Preferred Stock, $1.00 par value, which resolutions are as follows:

RESOLVED: That, pursuant to the authority vested in the Board of Directors of the Corporation and in accordance with the General Corporation Law of the State of Delaware and the provisions of the Corporation's Certificate of Incorporation, as amended, a class of the Corporation's authorized and undesignated Preferred Stock, par value $1.00 per share, of the Corporation is hereby created as the Class B Convertible Preferred Stock, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of such series, and the qualifications, limitations and restrictions thereof, are as set forth on Exhibit A attached hereto; and that the President and Secretary of the Corporation be, and each of them hereby is authorized and directed to execute and file with the Delaware Secretary of State the Certificate of Designations, Preferences and Rights of the Class B Convertible Preferred Stock.

     EXECUTED as of this 10th day of August, 1995.

                                        GREENMAN TECHNOLOGIES, INC.

                                        By: /s/ James F. Barker
                                            James F. Barker
                                            President

ATTEST:

/s/ John A. Piccione
John A. Piccione
Assistant Secretary

                                                                       EXHIBIT A

     Description and Designation of Class B Convertible Preferred Stock

     1. Designation. 300,000 shares of the authorized Preferred Stock of the Corporation are hereby designated "Class B Convertible Preferred Stock" (the "Class B Preferred"). Shares of Class B Preferred Stock that are converted by the holder or that are purchased by the Corporation shall be cancelled and shall revert to authorized but unissued Preferred Stock undesignated as to class or series. The shares of Class B Preferred are collectively referred to herein as "Shares."

     2. Dividends and Distributions.

            2A. Dividends. When and as any dividend or distribution is declared or paid by the Corporation on the Common Stock and the Class A Preferred at any time prior to the conversion of all of the outstanding Shares, whether payable in cash, property, securities or rights to acquire securities, the holders of Shares will be entitled to participate with the holders of Common Stock and the Class A Preferred in such dividend or distribution as set forth in this paragraph 2A. At the time such dividend or distribution is payable to the holders of Common Stock and the Class A Preferred, the Corporation will pay each holder of Shares a portion of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock obtainable upon conversion of such holder's Shares. To the extent any dividends or distributions payable on any Shares are not paid, the amount of such dividends or distributions will be added to the Liquidation Value of such Shares and will remain a part thereof until such dividends or distributions are paid. The provisions of this subparagraph 2A shall not apply to dividends or distributions payable in shares of Common Stock or in Options or Convertible Securities (as defined in paragraph 6 below) or any other dividend or distribution, if the declaration, distribution or payment thereof has resulted or will result in an adjustment to the Conversion Price of Shares under paragraph 6 below.

            2B. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then declared with respect to the Shares, such payment will be distributed ratably among the holders of the Shares based upon the aggregate declared but unpaid dividends on the Shares held by each such holder.

     3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Class B Preferred will be entitled to be paid pro rata, after any distribution or payment is made upon any shares of Class A Preferred and before any distribution or payment is made upon any shares of Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all shares of Class B Preferred outstanding, and the holders of the shares of Class B Preferred will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the

Corporation, the Corporation's assets to be distributed among the holders of shares of Class B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the shares of Class B Preferred held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 45 days prior to the payment date stated therein, to each record holder of Shares. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3.

     4. Redemption. Neither the Corporation nor any Subsidiary will redeem or otherwise acquire any Shares, except as otherwise expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Shares on the basis of the number of Shares owned by each such holder.

     5. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, or in the Certificate of Incorporation of the Corporation, or as otherwise required by law, the Class B Preferred shall have no voting rights. The foregoing notwithstanding, approval, by affirmative vote or written consent of holders of at least a majority of the outstanding shares of Class B Preferred shall be required for any of the following transactions:
(a) any amendment to the Certificate of Incorporation of the Corporation if such amendment would alter the aggregate number of authorized shares, or the par value, of the Class B Preferred, or would adversely affect the powers, preferences or rights of the shares of Class B Preferred, or (b) any issuance by the Corporation of equity securities having a dividend or liquidation preference senior to, or on a parity with, the Class B Preferred. On all matters where holders of the Class B Preferred are entitled to vote, each holder of Class B Preferred shall be entitled to the number of votes equal to the largest integral number of shares of Common Stock into which such holder's shares of Class B Preferred could be converted as of the record date, in the case of a meeting, or the effective date of any consent given in lieu of a meeting.

     6. Conversion.

            6A. Conversion Procedure.

                  (i) At any time commencing six (6) months after the Corporation's initial public offering or earlier with the Corporation's prior written consent, any holder of Shares may convert all or any portion of the Shares (including any fraction of a Share) held by such holder into a number of shares of Common Stock and Redeemable Class A Common Stock Purchase Warrants (the "Warrants") computed by multiplying the number of Shares to be converted by one (1) in the case of the Common Stock and by one (1) in the case of the Warrants and dividing each result by the Conversion Price then in effect.

                  (ii) Each conversion of Shares will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Shares to be converted have been surrendered at the principal office of the Corporation or its transfer agent, if any. At such time as such conversion has been effected, the rights of the holder of such Shares as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  (iii) As soon as possible after a conversion has been affected (but in any event within seven business days in the case of subparagraph (a) below), the Corporation will deliver to the converting holder:

                        (a) certificates representing the number of shares of Common Stock and Warrants issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                        (b) payment in an amount equal to all declared but unpaid dividends, if any, with respect to each Share converted plus the amount payable under subparagraph (vi) below with respect to such conversion; and

                        (c) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (iv) The issuance of certificates for shares of Common Stock and Warrants upon conversion of Shares will be made without charge to the holders of such Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Share, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

                  (v) The Corporation will not close its books against the transfer of Shares or of Common Stock or Warrants issued or issuable upon conversion of Shares in any manner which interferes with the timely conversion of the Shares.

                  (vi) If any fractional interest in a share of Common Stock or Warrants would, except for the provisions of this subparagraph (vi), be deliverable upon any conversion of the Shares, the Corporation, in lieu of delivering the fractional share or Warrant therefor, will pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

            6B. Conversion Price. The initial Conversion Price of the Class B Preferred will be $1.00.

            6C. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

            6D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an Organic Change. Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Shares then outstanding) to insure that each of the holders of Shares will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Shares immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Shares then outstanding) to insure that the provisions of this Section 6 will thereafter be applicable to the Shares (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Shares, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            6E. Notices.

                  (i) Immediately upon any adjustment of the Conversion Price, the Corporation will give written notice thereof to all holders of Shares.

                  (ii) The Corporation will give written notice to all holders of Shares at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) The Corporation will also give written notice to the holders of Shares at least 20 days prior to the date on which any Organic Change will take place.

     7. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Shares. Upon the surrender of any certificate representing Shares at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

     8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost stolen, destroyed or mutilated certificate.

     9. Definitions. As used in this Certificate of Stock Designation, the following terms shall have the following meanings:

     "Common Stock" means the Corporation's Common Stock, par value $.01 per share, and for purposes other than the conversion of Shares into Common Stock, includes any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Junior Securities" means any of the Corporation's equity securities other than the Shares and the Class A Preferred.

     "Liquidation Value" of any Share as of any particular date will be equal to the sum of $2.00 plus any declared and unpaid dividends on such Share added to the Liquidation Value of such Share pursuant to paragraph 2A and not paid. The Liquidation Value shall be subject to equitable adjustment in the event of a stock dividend, stock split combination, reorganization or other similar event involving the Class B Preferred.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

     "Warrants" means the Corporation's Redeemable Class A Common Stock Purchase Warrants that are to be issued in connection with the Corporation's initial public offering of its securities that are the subject of a Form SB-2 Registration Statement under the Securities Act of 1933, as amended, File No. 33-86138.

     10. Amendment and Waiver.

     No amendment, modification or waiver will be binding or effective with respect to any provision of this Certificate of Stock Designation without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior written consent of the holders of a majority of the Shares then outstanding.

     11. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           GREENMAN TECHNOLOGIES, INC.

     GreenMan Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

     FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Section 4 of the Certificate of Incorporation in its present form and substituting therefor new first and second paragraphs of Section 4 in the following form:

     A. This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares this corporation is authorized to issue is Twenty-One Million (21,000,000) shares of capital stock.

     B. Of such authorized shares, Twenty Million (20,000,000) shares shall be designated "Common Stock" and have a par value of $0.01 per share. One Million (1,000,000) shares shall be designated "Preferred Stock" and have a par value of $1.00 per share.

     SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of stockholders called and held upon notice in accordance with Section 222 of DGCL.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Maurice E. Needham, its Chief Executive Officer, and attested to by Joseph E. Levangie, its Secretary, this 6th day of June, 1996.

                                        GREENMAN TECHNOLOGIES, INC.

                                        By: /s/ Maurice E. Needham
                                            Maurice E. Needham

ATTEST:

/s/ Joseph E. Levangie
Joseph E. Levangie
Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           GREENMAN TECHNOLOGIES, INC.

GreenMan Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

     FIRST: The Certificate of Incorporation of the corporation is hereby amended by adding after paragraphs A and B of Article Fourth a new paragraph C in the following form:

     "C. At the same time as the filing of this Amendment to the Certificate of Incorporation of the corporation with the Secretary of the State of Delaware becomes effective, each five (5) shares of common stock $0.01 par value per share of the corporation (the "Old Common Stock"), issued and outstanding or held in the treasury of the Corporation immediately prior to the effectiveness of such filing, shall be combined, reclassified and changed into one (1) fully paid and nonassessable share of Common Stock.

     Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraph. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent one share of the Common Stock for each five (5) shares of the Old Common Stock previously represented by such certificate.

     No fractional share of Common Stock or scrip representing fractional shares shall be issued upon such combination and reclassification of the Old Common Stock into shares of Common Stock. Instead of there being issued any fractional shares of Common Stock which would otherwise be issuable upon such combination and reclassification, the corporation shall pay to the holders of the shares of Old Common Stock which were thus combined and reclassified cash in respect of such fraction in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a manner prescribed by the Board of Directors) at the close of business on the date such combination and reclassification becomes effective."

     SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the DGCL.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Robert H. Davis, its Chief Executive Officer, and attested to by Cynthia M. Barker, its Secretary, this 20th day of March, 1998.

                                        GREENMAN TECHNOLOGIES, INC.

                                        By: /s/ Robert H. Davis
                                            Robert H. Davis
                                            Chief Executive Officer

ATTEST:

/s/ Cynthia M. Barker
Cynthia M. Barker
Secretary

                           GREENMAN TECHNOLOGIES, INC.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                AND R1GHTS OF CLASS B CONVERTIBLE PREFERRED STOCK

     The undersigned officers of GreenMan Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has duly adopted a resolution providing for certain powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of certain shares of Class B Convertible Preferred Stock, $1.00 par value, which resolutions are as follows:

RESOLVED: That, pursuant to the authority vested in the Board of Directors of the Corporation and in accordance with the General Corporation Law of the State of Delaware and the provisions of the Corporation's Certificate of Incorporation, as amended, a class of the Corporation's authorized and undesignated Preferred Stock, par value $1.00 per share, of the Corporation is hereby created as the Class B Convertible Preferred Stock, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of such series, and the qualifications, limitations and restrictions thereof, are as set forth on Exhibit A attached hereto; and that the President and Secretary of the Corporation be, and each of them hereby is authorized and directed to execute and file with the Delaware Secretary of State the Certificate of Designations, Preferences and Rights of the Class B Convertible Preferred Stock.

     EXECUTED as of this 3rd day of September, 1998.

                                        GREENMAN TECHNOLOGIES, INC.

                                        By: /s/ Charles E. Coppa
                                            Charles E. Coppa
                                            Treasurer

ATTEST:

/s/ John A. Piccione
John A. Piccione
Assistant Secretary

                                                                       EXHIBIT A

     Description and Designation of Class B Convertible Preferred Stock

     1. Designation. 320,000 shares of the authorized Preferred Stock of the Corporation are hereby designated "Class B Convertible Preferred Stock" (the "Class B Preferred"). Shares of Class B Preferred Stock that are converted by the holder or that are purchased by the Corporation shall be cancelled and shall revert to authorized but unissued Preferred Stock undesignated as to class or series. The shares of Class B Preferred are collectively referred to herein as "Shares."

     2. Dividends and Distributions.

            2A. Dividends. When and as any dividend or distribution is declared or paid by the Corporation on the Common Stock and the Class A Preferred at any time prior to the conversion of all of the outstanding Shares, whether payable in cash, property, securities or rights to acquire securities, the holders of Shares will be entitled to participate with the holders of Common Stock and the Class A Preferred in such dividend or distribution as set forth in this paragraph 2A. At the time such dividend or distribution is payable to the holders of Common Stock and the Class A Preferred, the Corporation will pay each holder of Shares a portion of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock obtainable upon conversion of such holder's Shares. To the extent any dividends or distributions payable on any Shares are not paid, the amount of such dividends or distributions will be added to the Liquidation Value of such Shares and will remain a part thereof until such dividends or distributions are paid. The provisions of this subparagraph 2A shall not apply to dividends or distributions payable in shares of Common Stock or in Options or Convertible Securities (as defined in paragraph 6 below) or any other dividend or distribution, if the declaration, distribution or payment thereof has resulted or will result in an adjustment to the Conversion Price of Shares under paragraph 6 below.

            2B. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then declared with respect to the Shares, such payment will be distributed ratably among the holders of the Shares based upon the aggregate declared but unpaid dividends on the Shares held by each such holder.

     3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Class B Preferred will be entitled to be paid pro rata, after any distribution or payment is made upon any shares of Class A Preferred and before any distribution or payment is made upon any shares of Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all shares of Class B Preferred outstanding, and the holders of the shares of Class B Preferred will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of shares of Class B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the shares of Class B Preferred held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 45 days prior to the payment date stated therein, to each record holder of Shares. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3.

     4. Redemption. Neither the Corporation nor any Subsidiary will redeem or otherwise acquire any Shares, except as otherwise expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Shares on the basis of the number of Shares owned by each such holder.

     5. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, or in the Certificate of Incorporation of the Corporation, or as otherwise required by law, the Class B Preferred shall have no voting rights. The foregoing notwithstanding, approval, by affirmative vote or written consent of holders of at least a majority of the outstanding shares of Class B Preferred shall be required for any of the following transactions:
(a) any amendment to the Certificate of Incorporation of the Corporation if such amendment would alter the aggregate number of authorized shares, or the par value, of the Class B Preferred, or would adversely affect the powers, preferences or rights of the shares of Class B Preferred, or (b) any issuance by the Corporation of equity securities having a dividend or liquidation preference senior to, or on a parity with, the Class B Preferred. On all matters where holders of the Class B Preferred are entitled to vote, each holder of Class B Preferred shall be entitled to the number of votes equal to the largest integral number of shares of Common Stock into which such holder's shares of Class B Preferred could be converted (using the formula described in Sections 6A(i) and 6B hereof), as of the record date, in the case of a meeting, or the effective date of any consent given in lieu of a meeting.

     6. Conversion.

            6A. Conversion Procedure.

                  (i) At any time commencing February 3, 2001, any holder of Shares may convert all or any portion of the Shares (including any fraction of a Share) held by such holder into a number of shares of Common Stock computed by multiplying the number of Shares to be converted by the Conversion Price. Anything to the contrary herein notwithstanding, the number of shares of Common Stock issuable upon conversion of the Shares shall not exceed the quotient obtained by dividing $3,200,000 by the average of the Closing Bid Prices during the period from September 3, 1998 to February 3, 2001.

                  (ii) Each conversion of Shares will be deemed to have been effected as of the close of business on the date (the "Conversion Date") on which the certificate or certificates representing the Shares to be converted have been surrendered at the principal office of the Corporation or its transfer agent, if any. At such time as such conversion has been effected, the rights of the holder of such Shares as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  (iii) As soon as possible after a conversion has been affected (but in any event within seven business days in the case of subparagraph (a) below), the Corporation will deliver to the converting holder:

                        (a) certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                        (b) payment in an amount equal to all declared but unpaid dividends, if any, with respect to each Share converted plus the amount payable under subparagraph (vi) below with respect to such conversion; and

                        (c) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (iv) The issuance of certificates for shares of Common Stock upon conversion of Shares will be made without charge to the holders of such Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Share, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

                  (v) The Corporation will not close its books against the transfer of Shares or of Common Stock issued or issuable upon conversion of Shares in any manner which interferes with the timely conversion of the Shares.

                  (vi) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (vi), be deliverable upon any conversion of the Shares, the Corporation, in lieu of delivering the fractional share therefor, will pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

            6B. Conversion Price. The Conversion Price of the Class B Preferred in effect at any time shall be the quotient determined by dividing the Issuance Price by the Average Closing Bid Price. The Average Closing Bid Price will be equal to the average of the Closing Bid Prices for the Common Stock for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the Conversion Date (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events occurring during such fifteen (15) trading day period). Anything to the contrary herein notwithstanding, the Conversion Price shall at no time exceed the quotient determined by dividing the Issuance Price by the average of the Closing Bid Pries during the period from September 3, 1998 to February 3, 2001.

            6C. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

            6D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an Organic Change. Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Shares then outstanding) to insure that each of the holders of Shares will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Shares, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Shares immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Shares then outstanding) to insure that the provisions of this Section 6 will thereafter be applicable to the Shares (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Shares, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            6E.  Notices.

                  (i) Immediately upon any adjustment of the Conversion Price, the Corporation will give written notice thereof to all holders of Shares.

                  (ii) The Corporation will give written notice to all holders of Shares at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) The Corporation will also give written notice to the holders of Shares at least 20 days prior to the date on which any Organic Change will take place.

     7. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Shares. Upon the surrender of any certificate representing Shares at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

     8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost stolen, destroyed or mutilated certificate.

     9. Definitions. As used in this Certificate of Stock Designation, the following terms shall have the following meanings:

     "Closing Bid Price" means, as of any date, (i) the closing bid price for the shares of Common Stock as reported on the Nasdaq SmallCap Market by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the holder hereof if Bloomberg Financial Markets is not then reporting closing bid prices for the Common Stock (collectively, "Bloomberg"), or (ii) if the Nasdaq SmallCap Market is not the principal trading market for the shares of Common Stock, the last reported sale price reported by Bloomberg on the principal trading market for the Common Stock, or, if there is no sale price reported, the last bid price reported by Bloomberg, or (iii) if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sale price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if the Closing Bid Price cannot be calculated as of such date on any of the foregoing bases, the Closing Bid Price oft he Common Stock on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Corporation. The manner of determining the Closing Bid Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value. must be made hereunder.

     "Common Stock" means the Corporation's Common Stock, par value $.01 per share, and for purposes other than the conversion of Shares into common Stock, includes any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Issuance Price" means $10.00 per share of Series B Preferred, subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, reclassification or other similar event involving a change in the Series B Preferred.

     "Junior Securities" means any of the Corporation's equity securities other than the Shares and the Class A Preferred.

     "Liquidation Value" of any Share as of any particular date will be equal to the sum of $10.00 plus any declared and unpaid dividends on such Share added to the Liquidation Value of such Share pursuant to paragraph 2A and not paid. The Liquidation Value shall be subject to equitable adjustment in the event of a stock dividend, stock split combination, reorganization or other similar event involving the Class B Preferred.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

     10. Amendment and Waiver.

     No amendment, modification or waiver will be binding or effective with respect to any provision of this Certificate of Stock Designation without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior written consent of the holders of a majority of the Shares then outstanding.

     11 Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                           GREENMAN ACQUISITION CORP.

                                      INTO

                           GREENMAN TECHNOLOGIES, INC.

                     (Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware)

                                    * * * * *

          GreenMan Technologies, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware.

          DOES HEREBY CERTIFY:

          FIRST: That the Corporation was incorporated on the 27th day of June, 1995, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation into a parent corporation each organized and existing under the laws of the State of Delaware.

          SECOND: That the Corporation owns all of the outstanding shares of stock of GreenMan Acquisition Corp., a corporation incorporated on the 29th day of May, 1997 pursuant to the General Corporation Law of the State of Delaware.

          THIRD. That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members as of the 4th day of October, 2000, did authorize the merger of GreenMan Acquisition Corp. with and into GreenMan Technologies, Inc., effective upon filing the Certificate of Merger with the Secretary of State of Delaware:

RESOLVED: To approve the Agreement of Merger between the Corporation and GreenMan Acquisition Corp., ("Acquisition"), in substantially the form presented with this Consent pursuant to which Acquisition shall merge with and into the Corporation, effective on filing the Certificate of Merger with the Secretary of State of Delaware, in accordance with the terms and conditions set forth therein.

RESOLVED: That the officers of the Corporation be, and each of them acting singly hereby is, authorized and directed to execute and file a Certificate of Ownership and Merger with the Secretary of State of Delaware as evidence of the merger contemplated in the previous resolution.

RESOLVED: That the officers of the Corporation be, and each of them acting singly hereby is, authorized in the name of and an behalf of the Corporation to execute and deliver such other agreements, documents and instruments as may be necessary or desirable in connection with the transactions contemplated by the foregoing resolutions, such agreements, documents and instruments to be in the form that the officer or officers executing the same may, in his discretion, deem appropriate, and that the officers of the Corporation be, and each of them acting singly hereby is, authorized to take all such further action as may be necessary or desirable to carry out the foregoing resolutions and the transactions contemplated thereby.

                   [Signatures appear on the following page.]

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Ownership and Merger on this 4th day of October, 2000.

                                        GREENMAN TECHNOLOGIES, INC.

                                        By: /s/ Robert H. Davis
                                        Robert H. Davis, President

ATTEST:

/s/ John A. Piccione
John A. Piccione


                                        3